Exhibit 99.1

 First BanCorpInvestor PresentationMay 2019

 Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Compelling Value Proposition  Our business model is diverse and scalable by segment (commercial, residential and consumer) and by unique markets (Puerto Rico, Southeast Florida & Eastern Caribbean). Our equity is valued at 110% of TBV (5/22/19) compared to the SNL bank index (172% of TBV). Our capital ratios are among top 4% of banks above $10 billion in assets.Successfully navigated challenging operating environment following a decade long recession. Recent economic data and inflow of funds are supporting post storm economic recovery in our markets.Leadership team is experienced, cohesive, and credible. Dedicated to enhancing shareholder value through superior service and products for all of our customers in all of our markets.Poised for organic and non-organic growth opportunities. Working with private and public partners we are well-prepared to drive balance sheet growth in Puerto Rico and consistent continued growth in Florida.

Franchise Overview

Well-diversified with significant competitive strengths

- Founded in Puerto Rico in 1948
- Headquartered in San Juan, Puerto Rico with operations in PR, Eastern Caribbean (Virgin Islands) and Florida
  - ~2,690 FTE employees[1]
- 2nd largest financial holding company in Puerto Rico with attractive business mix and substantial loan market share
- Florida presence with focus on serving southeast Florida region
- One of the largest depository institution in the US Virgin Islands with over 30% deposit market share
- Over 200 ATM machines and the largest ATM network in the Eastern Caribbean Region[2]
- A well-diversified operation with over 650,000 retail & commercial customers


1First Bank
46 Branches
1First Mortgage
46 Branches
1First Bank Insurance
3 Branches
Auto Lending
2 Branches
moneyexpress
28 Branches


Eastern Caribbean Region
5% of Loan Portfolio
14% of Total Deposits
Tortola
St. Thomas
St. John
St. Croix
1First Bank
12 Branches
1First Bank Insurance
2 Branches


Southeast Florida
21% of Loan Portfolio
17% of Total Deposits
Broward
Miami
1First Bank
10 Branches

As of March 31, 2019.

1) FTE = Full Time Equivalent.

2) Eastern Caribbean Region or ECR includes United States and British Virgin Islands.

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Franchise Positioning

1 First BanCorp

Well-positioned Puerto Rico institution in a consolidating market

($ in millions)

Puerto Rico Total Assets (4Q-2018)		
Institutions	Portfolio Balance	Market Share
1 Banco Popular	$ 36,314	55.8%
2 FirstBank	**9,473**	**14.6%**
3 Oriental Bank	6,234	9.6%
4 Banco Santander	5,185	8.0%
5 Scotiabank	4,762	7.3%
6 Citibank	2,413	3.7%
7 Banco Cooperativo	554	0.9%
8 Banesco	163	0.3%
Total Industry	$ 65,098	100.0%

Puerto Rico Total Loans (4Q-2018)		
Institutions	Portfolio Balance	Market Share
1 Banco Popular	$ 17,830	48.1%
2 FirstBank	**6,705**	**18.1%**
3 Oriental Bank	4,345	11.7%
4 Banco Santander	3,583	9.7%
5 Scotiabank	2,589	7.0%
6 Others	1,446	3.9%
7 Citibank	412	1.1%
8 Banesco	157	0.4%
Total Industry	$ 37,068	100.0%

Puerto Rico Deposits, Net of Brokered (4Q-2018)		
Institutions	Portfolio Balance	Market Share
1 Banco Popular	$ 31,531	60.9%
2 FirstBank	**5,868**	**11.3%**
3 Oriental Bank	4,394	8.5%
4 Banco Santander	4,110	7.9%
5 Scotiabank	2,973	5.7%
6 Citibank	2,338	4.5%
7 Banco Cooperativo	448	0.9%
8 Banesco	105	0.2%
Total Industry	$ 51,768	100.0%

- Strong and uniquely positioned franchise in densely populated regions of core operating footprint
- Strong market share in loan portfolios facilitates customer relationship expansion and cross-sell to increase deposit share
- Long-term opportunity for additional consolidation
  - Branch overlap of greater than 40% with five Puerto Rico institutions[(2)]

1-mile branch overlap[(2)]

citi	100%
OFGBancorp	47
POPULAR	44
Santander	50
Scotiabank	68

Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 12/31/18.
1) Others include auto, leasing and small loan companies.
2) Calculated as institution bank branches within a mile of an FBP branch as a percentage of total institution branches in Puerto Rico. Alphabetical order.

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Diversified Business Model Across Regions

1First BanCorp

Consumer Banking

- *Attractive branch network across densely populated regions in Puerto Rico, south Florida and the Eastern Caribbean Region*
- *Full suite of leading edge deposit products. Increased emphasis on transaction banking, mobile and remote channels*
- *Well-diversified, high-yielding consumer portfolio: auto; personal loans; and credit card portfolio*
- *Earnings growth focused on ongoing market share gains and product penetration via cross-selling activities — notably tied to mortgage, credit cards, personal loans and auto finance*
- *Average last four quarter origination[(1)] volume of $315 million vs. $242 million in 4 quarters prior to the hurricanes*

Mortgage Banking

- *Originate, sale & servicing model. Target majority conforming originations*
- *Production channels centered on expanding branch network vs. correspondents/brokers*
- *Fannie, Freddie and FHA Servicer*
- *Expanded mortgage origination capabilities focused on conforming and sales to secondary market*
- *Solidified 2nd position in Puerto Rico with over 30% mortgage origination market share during 1Q 2019*
- *Average last four quarter origination[(1)] volume of $132 million vs. $184 million in 4 quarters prior to hurricanes*

Commercial Lending

- *Focus on small to middle market commercial and corporate borrowers across footprint. Complimented by full suite of deposit and business products*
- *Growth opportunities through rebuilding efforts in Puerto Rico following impact of 2017 hurricanes*
- *Building stronger transaction banking services to target market share opportunities*
- *Emphasis on cross-sell and core deposit gathering with recent launch of new products and services*
- *Average last four quarter origination[(1)] volume of $498 million vs. $496 in 4 quarters prior to the hurricanes*

Strong Capital and Operational Foundation to Support Growth

1) Originations include purchases, refinancings, and draws from existing revolving and non-revolving commitments.

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 Main Market Continues to Show Signs of Economic Recovery  Economic activity in the aftermath of both Hurricanes Irma and Maria has recovered. Several drivers of economic activity in Puerto Rico continue to show signs of stabilization, with employment levels improving each month and gas consumption/cement sales registering significant growth when compared to 2017. Moreover, improvement in consumer confidence is evidenced by recent increases in Retail Sales by 14.1% when compared to 2017 and Sales and Use Tax (SUT) collections by 17.2% for the same period  Drivers of Economic Activity  Economic Performance Over the Last 12 Months  Source: Puerto Rico Economic Development Bank (Calendar Year Numbers); March 2019 SUT Collections info Departamento de Hacienda (Treasury Department).  Unemployment Rate  9.3%  June 2017  March 2019  9.2%    Electric Power Generation (mm kWh)  1,731  1,481    Gasoline Consumption (MM of Gallons)  983  972  2017  Cement Sales (94 lb. bags & bulk)  10,295  14,159      Last 12 months  SUT Collections ($ billions)  2,419  2,836    Retail Sales ($ in billions)  29,458  33,607

Significant Inflow of Disaster-related Funds

1 First BanCorp

- New Fiscal Plan certified by the Financial Oversight and Management Board for Puerto Rico on May 9, 2019.
  - Recent government reports suggest that approximately $83 billion in federal aid and private insurance disbursements will impact the Puerto Rico economy over the next 15 years.
  - The 2019 Fiscal Plan prioritizes ongoing improvements in various sectors such as healthcare, education, firefighters, and forensics institute, which they will invest $1.5 billion in the foreseeable future. Moreover, it aims to improve public safety by investing more than $440 million in Police compensation and equipment.
  - Changes over the Certified October 23, 2018 Fiscal Plan include:
    - Updating various macroeconomic fields, such as population, GNP, expenses, and revenues as well as a slower disaster funding recovery disbursement
    - Updates on implementation processes such as power reform, ease of doing business, among others
    - Security investments including revised pension expenditures
    - Updated Medicaid enrollments
    - Provides perspective on surplus potentially inaccessible to the Commonwealth

Federal Aid and Private Insurance Disbursements

($ in millions)


Approximately + $83 billion over the next 15 years
$14,619
1,924
4,299
1,996
6,400
$9,110
1,373
1,851
170
604
5,112
$8,570
617
1,851
2,059
604
3,439
$7,132
489
3,446
3,197
$8,829
341
4,999
3,489
$8,563
204
4,870
3,489
$6,774
189
3,096
3,489
$19,448
915
1,305
17,228
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025-32
Federal Public Assistance
FEMA Individual Assistance
CDBG-DR
Private Insurance
Other Federal Funding

Source: New Fiscal Plan for Puerto Rico *"Restoring Growth and Prosperity"* - As certified by the Financial Oversight and Management Board for Puerto Rico - May 9, 2019

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 1) Core deposits are total deposits excluding brokered CDs.   Favorable Funding Mix  Total Deposit Composition (%)  Core Deposits(1) ($ millions)  Core deposits increased $122 million during 1Q 2019Reliance on brokered CDs declined $46 million in 1Q 2019Non-interest bearing deposits continue to grow and now represent 27% of total deposits Cost of deposits, excluding brokered CDs, were 0.71% for 1Q 2019.   Multi-regional strategy to continue driving successful core deposit growth  2009  1Q 2019  Cost of Deposits  Retail    Commercial    CDs & IRAs    Public Funds

Geographic Diverse Business Model Sustains Portfolio

1First BanCorp

Loan Portfolio ($ millions)



$8,787
$8,721
$8,783
$8,901
$9,030
91
81
66
43
33
3,614
3,542
3,575
3,671
3,770
79
85
83
79
85
1,735
1,775
1,851
1,945
2,015
3,268
3,238
3,208
3,163
3,127
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019

Loan Originations* ($ millions)



$684
$810
$896
$1,101
$971
335
377
415
610
527
11
9
23
23
10
217
284
316
340
319
121
140
142
129
115
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019

Residential Mortgage | Consumer & Finance Leases | Construction | Commercial | Loans HFS

Our island is beginning to show signs of growth and we continue relying on our regional diversification:

1Q 2019 Loan Portfolio:

- The loan portfolio increased $128.6 million impacted by strategies to reduce residential mortgage portfolio through origination and sale of conforming.
- The performing loan portfolio grew $180 million.

1Q 2019 Origination Activity:

- Healthy loan origination volume at $971 million.
- The 2019 loan origination pipeline across all three regions looks promising as we will continue to use capital to grow our balance sheet.

1) Including refinancing and draws from existing revolving and non-revolving commitments.

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 Consistently Improving Core Performance Metrics  Pre-tax pre-provision income of $70.4 million; four quarter average of $64.9 millionReplacement of NPLs with performing loans should further reduce provisioning needsPotential for additional loan growth opportunities; while changing the mix to higher yielding loansFuture earnings potential with reduction in costs associated with managing NPLs and OREO  Strong pre-tax pre-provision income with opportunities for additional efficiencies  1) See pre-tax pre-provision income reconciliation on page 33  Key Highlights

Proactively Managing Asset Quality

1First BanCorp

Non-Performing Assets ($ millions)



Direct & Indirect Gov't Exposure
Repossessed Assets & Other
NPLs Held for Sale
Non Gov't NPL HFI
NPAs / Assets
$1,711 $1,561 $1,337 $1,239 $726 $717 $610 $735 $651 $637 $621 $523 $523 $467 $415
147 1,564 8.7%
163 159 1,239 10.0%
194 5 1,138 10.2%
260 2 976 9.5%
175 55 496 5.7%
138 55 524 5.6%
71 159 8 372 4.9%
199 145 8 383 6.2%
71 153 8 419 5.3%
160 65 412 5.2%
148 55 419 5.0%
139 44 339 4.3%
139 44 339 4.3%
135 16 316 3.8%
135 7 273 3.4%
2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18 2Q18 3Q18 3Q18 4Q18 1Q19

NPA Composition



$637 $621 $523 $467 $415
1Q 2018: 160 65 201 16 24 171
2Q 2018: 148 55 220 14 23 163
3Q 2018: 139 44 152 9 22 157
4Q 2018: 135 16 140 8 20 147
1Q 2019: 135 7 116 8 17 132
1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019
Residential
Commercial
Consumer
Loans HFS
Construction
REO & Repo

NPAs decreased by $222 million Y-o-Y to $415 million or 3.4% of assets:

- Focus remains on disposition of approximately $142 million of REO and loans HFS driven by increasing investor demand for assets in Puerto Rico
- Reductions were the result of diligently addressing organic improvement through restructurings, sales, charge-offs, collections and foreclosures
- Inflows to nonperforming decreased $4.3 million in 1Q 2019
- Commercial NPLs now carried at 51.2% of UPB

Commercial NPLs (Includes HFS)

Product	Book Value	Accum. Charge-Offs	Reserves	Net Carrying Value
C&I	$22.5	$42.7	$2.8	30.2%
Const.	7.7	5.1	1.0	52.7%
CRE	$100.6	33.3	18.4	61.4%
Total	$130.8	$81.1	$22.2	51.2%

1) Net Carrying Value = % of unpaid principal balance net of reserves and accumulated charge-offs.

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 Earnings Continue to Drive Significant Capital Formation  Tangible Book Value per Share  Capital Ratios (%)  Equity is valued at 110% of TBV (5/22/19) compared to the SNL bank index (172% of TBV)Capital ratios are among top 4% of banks above $10 billion in assetsCapital ratios are approximately 1,000 basis points above regulatory “Well Capitalized” ratiosReinstated common dividend in 4Q 2018.  Capital return for shareholders is a top priority

Executing for Earnings Growth

1First BanCorp

Puerto Rico

- **Opportunities for ongoing market share gains**
  - Largest opportunity on deposit products, electronic banking & transaction services
  - Growth in selected loan products for balanced risk/return to manage risk concentration and diversify income sources
  - Dislocation in Puerto Rico auto lending market providing opportunities for market share growth.

SE Florida

- **Long-term demographic trends tailwind for growth**
  - Continued focus on core deposit growth, commercial and transaction banking and conforming residential mortgages
  - Lending teams generating growth in loan portfolio

Virgin Islands

- **Solidify leadership position by further increasing customer share of wallet**

Puerto Rico Market Share[1]


Goal: 20%
4Q 2018
Total Loans 18.1% 2
Branches 15.5% 2
Total Assets 14.6% 2
Deposits, net of brokered 11.3% 2
Mortgage Originations (QTD) 31.6% 2
MoneyExpress (<$5k) 28.1% 2
Commercial Loans 19.3% 2
Residential Mortgage 18.6% 2
Credit Cards 17.2% 2
Auto & Leasing 16.3% 2
Personal Loans 12.6% 3
ACH Transactions (#) 16.1% 2
ATM Terminals* (#) 15.0% 2
Debit Cards (#) 9.3% 2
POS Transactions ($) 10.5% 2

1) Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 12/31/18.
*ATM Terminals include bank owned terminals and third-party alliances.

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 Stronger Franchise: Proven Success Implementing Strategic Plan  Our business model is diverse and scalable by segment (commercial, residential and consumer) and by unique markets (Puerto Rico, Southeast Florida & Eastern Caribbean). Our equity is valued at 110% of TBV (5/22/19) compared to the SNL bank index (172% of TBV). Our capital ratios are among top 4% of banks above $10 billion in assets.Successfully navigated challenging operating environment following a decade long recession. Recent economic data and inflow of funds are supporting post storm economic recovery in our markets.Leadership team is experienced, cohesive, and credible. Dedicated to enhancing shareholder value through superior service and products for all of our customers in all of our markets.Poised for organic and non-organic growth opportunities. Working with private and public partners we are well-prepared to drive balance sheet growth in Puerto Rico and consistent continued growth in Florida.

 Exhibits

 Improving Core Performance  1Q 2019 adjusted net income of $37.0 million, or $0.17 per diluted share (which excludes $6.4 million, $4.0 million after-tax, positive effect in earnings related to loan loss reserve releases and a $2.3 million expense recovery related to an employee retention benefit payment), compared to adjusted net income of $44.4 million for the fourth quarter of 2018, or $0.20 per diluted share.4Q 2018 net income included a $53.3 million net tax benefit, ($63.2 million one-time benefit resulting from the partial reversal of the Corporation’s deferred tax asset valuation allowance, net of a one-time non-cash charge of $9.9 million related to the impact of the tax reform on all remaining DTAs).   Consistent net income growth  1) GAAP Net Income adjustments page 34 and 35  Key Highlights

Franchise History

1 First BanCorp

Our turnaround story

2010

June 2010: Written Agreement with the FED and Consent Order with FDIC.

July 2010: The U.S. Treasury exchanged TARP preferred for convertible preferred.

August 2010: Exchange of 89% Perpetual Preferred Stock for Common.

2011

Feb 2011: Sale of NPLs with book value of $269 million.

Feb-April 2011: Sale of $330 million of MBS and $518 mm of performing residential mortgages.

October 2011: Private placement of $525 million in common stock. Lead investors included Thomas H. Lee & Oaktree.

October 2011: Conversion of the preferred held by the U.S. Treasury into 32.9 mm shares of common stock.

2012

May 2012: Acquisition of a $406 million portfolio of FirstBank-branded credit cards from FIA.

2013

March 2013: Sale of NPLs w/ BV of $218 mm & entered separate agreements for sale of NPLs with a book value of $99mm.

June 2013: Write-off of $66.6 mm collateral pledged to Lehman, sale of NPLs with book value of $203.8 mm and $19.2 mm of OREO.

August 2013: Completed secondary offering reducing ownership interest of US Treasury & PE Investors.

2014

Sept 2014: UST on 9/9 announced its written trading plan, which it will be selling its position in FBP.

Dec 2014: Partial recapture of DTA Valuation Allowance of $303 mm.

UST sold 4.4 mm shares. Ownership at 7.7%.

2015

Feb 2015: Acquired 10 branches, over $500 mm in deposits & $325 mm of resi. mort. loans from FDIC as receiver for Doral.

April 2015: FDIC lifted Consent Order.

During 1Q UST sold 5.0 mm shares. Ownership at 4.8%.

May 2015: Sold $150 mm classified assets.

June 2015: DFAST results; severely-adv. scenario FBP exceeds well-capitalized threshold.

2016

Jan 2016: Repurch. $10 million of trust preferred securities resulting in a $4.2 mm gain.

June 2016: Brought current interest on trust pref. secs.

Oct 2016: DFAST results; exceed well-cap ratios.

Dec 2016: Completed secondary offering reducing PE ownership to 14.5% each.

2017

Feb 2017: Secondary offering reducing PE ownership to 9.2% each.

May 2017: UST sold remaining shares FBP.

Aug 2017: Completed secondary offering reducing PE ownership to 4.6% each.

Oct 2017: Written Agreement with Federal Reserve lifted.

2018

Feb 2018: $2.3 mm gain on the repurchase and cancellation of $23.8 million in trust preferred securities.

Nov 2018: Re-instated Common Dividend

($ in millions)

		2009	1Q 2019	Change ('09-'19)	% improvement
De-Risking of Balance Sheet	NPAs	$1,711	$415	$1,296	76%
	NPAs/assets	8.7%	3.4%	531 bps	
	Government exposure	$1,364	$232	$1,133	83%
Building Capital	Tier 1 Common Ratio	4.1%	20.4%	1634 bps	
	TCE / TA	3.2%	16.4%	1322 bps	
Enhanced Franchise Value	Core deposits	$5,108	$8,561	$3,453	68%
	Brokered deposits	$7,561	$510	$7,051	93%
	NIM	2.69%	4.92%	223 bps	

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Our well-diversified business model within commercial, consumer and residential across three unique regions allows us to be agile when responding to growth opportunitiesLine of business diversification: Commercial represents 43%, residential represents 35% and consumer represents 22% of the total loan portfolioGeographic diversification:Revenue(1): 84% Puerto Rico; 10% Florida; and 6% ECRLoan Portfolio: 74% Puerto Rico; 21% Florida; and 5% ECRTotal Deposits: 69% Puerto Rico; 17% Florida; and 14% ECR  Diversity in Core Franchise  Strengthening geographic and line of business diversification  1Q 2019 Total Deposits by Geography  1) As of March 31, 2019. Revenue includes interest income and non interest income as 3/31/19 10-Q.  1Q 2019 Consumer Loan Composition  1Q 2019 Residential Loans by Geography  1Q 2019 Commercial Loan Composition

 Stock Profile  Trading Symbol:  FBP  Exchange:  NYSE  Share Price (5/22/19):  $10.29  Shares Outstanding (in 000’s as of 3/31/19):  217,235  Market Capitalization (5/22/19):  $2.24 billion  Average 3M Daily Volume:  1,579,873  Tangible Book Value per Share (3/31/19)  $9.32  Price (5/22/19) to Tangible Book Value (3/31/18)  1.10x  Beneficial Owner >5%  Amount(000s)  Percent of Class  BlackRock Fund Advisors  31,331  14.5%  The Vanguard Group, Inc.  23,990  11.0%  Dimensional Fund Advisors  18,163  8.4%

 FBP Stock Price Performance  FBP showed strong institutional demand for shares following the aftermath of the hurricanes.  1) Source: SNL Financial. Information January 2, 2018 to May 22. 2019.

 Puerto Rico Bank Sector Price / TBV Performance  Puerto Rico bank valuations continue to trail the broader market.  1) Source: SNL Financial. Information January 2, 2018 to May 22, 2019.

 First Quarter 2019 Results

 Profitability  1Q 2019 net income of $43.3 million, or $0.20 per diluted share. Adjusted 1Q 2019 net income of $37.0 million, or $0.17 per diluted share, compared to 4Q 2018 adjusted net income of $44.4 million, or $0.20 per diluted share.Adjusted pre-tax, pre-provision income of $70.4 million, compared to $67.6 million for 4Q 2018. Net interest income increased $2.5 million compared to 4Q 2018 and our margin is now at 4.92%.   Loan Portfolio  Loan originations healthy at $971 million this quarter.Loan portfolio grew $128.7 million, now over $9.0 billion, achieving the third consecutive quarter of loan growth.Commercial and construction loans grew $96.0 million; all three regions experienced growth in commercial.Consumer portfolio grew $70.6 million, primarily in auto loans, finance leases and personal loans.  Asset Quality  Total NPAs decreased by $52.2 million to $414.9 million, or 3.35% of assets, in 1Q 2019.Provision for loan and lease losses increased $4.2 million to $11.8 million compared to 4Q 2018. Credit quality improved in every asset class and inflows to nonperforming loans decreased $4.4 million.  Core Deposits  Deposits, net of government and brokered certificates of deposits (CDs), of $7.7 billion an increase of $124.4 million compared to 4Q 2018Government deposits decreased by $2.3 million to $898.5 million as of 1Q 2019.Brokered CDs decreased by $45.9 million in 1Q 2019.Total noninterest bearing deposits increased $99.3 million in 1Q 2019.  Capital  1Q 2019 capital position: Total Risk Based Capital Ratio of 24.1%;Common Equity Tier 1 Capital Ratio of 20.4%Tier 1 Ratio Risk Based Capital Ratio of 20.9%; andLeverage Ratio of 15.5%.Tangible book value per common share of $9.32 compared to $9.07 in 4Q 2018.  First Quarter 2019 Highlights

 Results of Operations: First Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 Key Highlights  Net Interest Income ($ millions)  Net interest income increased $2.5 million in 1Q 2019. This increase was mainly due to:A $2.7 million increase in interest income on commercial and construction loans, due to higher balances and upward repricing of variable rate commercial loans and higher collections of interest payments on nonaccrual loans.A $1.4 million increase in interest income on consumer loans due primarily to an $86 million increase in average balances.This increase was partially offset by:$1.6 million increase in interest expense, $1.1 million related to the effect of higher interest rates on retail CDs and savings deposits; and an increase of approximately $0.8 million related to the increase in the average balance of FHLB advances and repurchase agreements.GAAP NIM increased 15 basis points to 4.92%, primarily reflecting the upward repricing of variable rate commercial loans, higher balances of commercial and consumer loans and the increase in noninterest bearing deposits.Total cost of deposits, excluding brokered deposits, 0.71%, up 5 basis points compared to 4Q 2018.  Results of Operations: Net Interest Income

 Non-interest income for 1Q 2019 amounted to $22.6 million, compared to $20.5 million for 4Q 2018. The $2.0 million increase was primarily due to: A $2.4 million increase in insurance income, included as part of Other, reflecting the effect of seasonal contingent commissions of $2.7 million recorded in the first quarter of 2019. This increase was offset by a $0.5 million decrease in fee-based income from ATMs, POS, credit and debit cards, and merchant-related activities primarily due to seasonally lower transaction volumes.   Results of Operations: Non-Interest Income  Non-Interest Income ($ millions)  $22.5  $18.5  $20.5  $22.8  $20.5  Key Highlights

 Results of Operations: Non-interest Expenses  Non-interest expenses decreased by $0.7 million in 1Q 2019 to $90.0 million due to:A $1.4 million decrease in professional service fees, mainly $0.9 million in consulting fees reflecting a decrease in costs incurred in efforts to support the implementation of new accounting standards and a decrease in expenses related to technology-implementation matters.A $0.7 million decrease in employees’ compensation and benefits expenses, reflecting a $2.3 million expense recovery in the first quarter of 2019 in connection with an employee retention benefit available to employers affected by Hurricanes Irma and Maria by virtue of the Disaster Tax Relief and Airport Extension Act of 2017. This was offset by $2.4 million related to higher seasonal payroll taxes and bonus expense. These expense reductions were partially offset by a $1.6 million increase in occupancy and equipment costs.   Non-Interest Expense  Key Highlights

 Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for 1Q 2019 were $24.4 million, or an annualized 1.10% of average loans, compared to $11.9 million, or an annualized 0.54% of average loans, in 4Q 2018. The $12.6 million increase was primarily related to: the effect in the previous quarter of the loan loss recovery of $7.4 million recorded on the full repayment of a commercial mortgage loan; and a $5.7 million charge-off taken on a commercial and industrial loan in Puerto Rico in the first quarter of 2019. Allowance coverage ratio of 2.04% compared to 2.22% in 4Q 2018. The ratio of the allowance to NPLs held for investment was 67.3% as of 1Q 2019 compared to 62.2% as of 4Q 2018.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $24  $12  $33  $27  $23  4Q 2018

 First Quarter 2019 Highlights: PR Government Exposure      ($ in millions)  As of March 31, 2019, the Corporation had $213.5 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $214.7 million as of December 31, 2018. 89% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of March 31, 2019, the Corporation had $684.2 million of public sector deposits in Puerto Rico, compared to $677.3 million as of December 31, 2018. Approximately 36% is from municipalities and municipal agencies in Puerto Rico and 64% is from public corporations and the central government and agencies in Puerto Rico.

 NPL Migration  ($ in 000)

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended March 31, 2019A $6.4 million ($4.0 million after-tax) positive effect in earnings related to loan loss reserve releases resulting from revised estimates of the hurricane-related qualitative reserves associated with the effects of Hurricanes Irma and Maria, primarily related to consumer and commercial loans.A $2.3 million expense recovery related to an employee retention benefit payment (the “Benefit”) received by the Bank by virtue of the Disaster Tax Relief and Airport Extension Act of 2017, as amended (the “Act”). The Benefit was recorded as an offset to the employees’ compensation and benefits expenses recognized in the first quarter of 2019. Quarter ended December 31, 2018A $63.2 million one-time benefit resulting from the partial reversal of the Corporation’s deferred tax asset valuation allowance.A $9.9 million one-time charge to income tax expense related to the enactment of the Puerto Rico Tax Reform of 2018 (net of the $5.6 million related impact in the valuation allowance), specifically in connection with the reduction of the Corporation’s deferred tax assets as a result of the decrease in the maximum corporate tax rate in Puerto Rico from 39% to 37.5%.A $5.7 million ($3.5 million after-tax) positive effect in earnings related to loan loss reserve releases resulting from revised estimates of the hurricane-related qualitative reserves associated with the effects of Hurricanes Irma and Maria, primarily related to consumer and commercial loans.Quarter ended March 31, 2018A $4.8 million ($2.9 million after-tax) positive effect in earnings related to a $6.4 million net loan loss reserve release resulting from revised estimates of the reserves associated with the effects of Hurricanes Irma and Maria, partially offset by $1.6 million of hurricane-related expenses recorded in the first quarter of 2018.A $2.3 million gain on the repurchase and cancellation of $23.8 million in trust-preferred securities, reflected in the statement of income set forth below as “Gain on early extinguishment of debt.”

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on page 34 as well as gains or losses on sales of investment securities and impairments:Adjusted net income (Non-GAAP)